UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2023

WisdomTree, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10932	13-3487784
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)

250 West 34th Street
3rd Floor
New York, NY 10119
(Address of principal executive offices, including zip code)

(212) 801-2080

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WT	The New York Stock Exchange
Preferred Stock Purchase Rights		The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

SPA Agreement

In April 2018, WisdomTree International Holdings Ltd (“WTHL”), a subsidiary of WisdomTree, Inc. (the “Company”), acquired the European exchange-traded commodity, currency and leveraged-and-inverse business of ETFS Capital Limited (“ETFS”) through the acquisition of Electra Target HoldCo Limited (“ETH”) and its subsidiaries (the “2018 Acquisition”). In connection with the 2018 Acquisition, WTHL, ETH and ETFS entered into an agreement pursuant to which ETH agreed to make fixed payments to ETFS of physical gold bullion equating to 9,500 ounces of gold per year through March 31, 2058, which would then be reduced to 6,333 ounces of gold per year continuing into perpetuity (the “Contractual Gold Payments”), in order to enable ETFS to continue to meet its payment obligations under prior royalty agreements (the “historical royalty agreements”) that ETFS had with the World Gold Council (“WGC”), Gold Bullion Holdings (Jersey) Limited, a subsidiary of WGC (“GBH”), Graham Tuckwell (“GT”), and Rodber Investments Limited (“RIL”), an entity controlled by GT, who is also the Chairman of ETFS. ETH made the Contractual Gold Payments to ETFS, which then continued to pass through the payments to the other parties pursuant to the historical royalty agreements.

On May 10, 2023, the Company entered into and closed on a Sale, Purchase and Assignment Deed relating to the Contractual Gold Payments with WTHL, ETH, ETFS, WGC, GBH, GT and RIL (the “SPA Agreement”) to extinguish the Company’s obligations relating to the Contractual Gold Payments (the “Transaction”). Pursuant to the SPA Agreement, the Company issued 13,087 shares of Series C Non-Voting Convertible Preferred Stock, $0.01 par value per share (the “Series C Preferred Shares”), which are convertible into 13,087,000 shares of the Company’s common stock (the “Conversion Shares”), and paid an aggregate of approximately $50 million. The consideration paid pursuant to the SPA Agreement resulted in GBH receiving approximately $4.4 million in cash and the Series C Preferred Shares, and RIL receiving approximately $45.6 million in cash.

The SPA Agreement contains certain representations and warranties, covenants and conditions customary for similar transactions.

The foregoing description of the SPA Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the SPA Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference in its entirety.

Investor Rights Agreement

On May 10, 2023, in connection with the Transaction and issuance of the Series C Preferred Shares, the Company and GBH entered into an Investor Rights Agreement (the “Investor Rights Agreement”), pursuant to which, among other things:

•	Restrictions on Transfer. The Series C Preferred Shares are not transferable to any person other than an affiliate of GBH, the Company or an affiliate of the Company.

•

Conversion only in Connection with Sales. As described in Item 5.03 below, under the Certificate of Designations (as defined below), all or any portion of the Series C Preferred Shares held by a holder may be converted into shares of common stock only in connection with the sale of all or any portion of such common stock on an arms-length basis by such holder to a bona fide third-party purchaser. Under the Investor Rights Agreement, GBH is subject to restrictions on the manner in which the Conversion Shares can be sold. Approved sales include specified block trades, underwritten shelf takedowns and other private placements, in each case, subject to and in accordance with the limitations set forth in the Investor Rights Agreement. GBH has agreed not to distribute or sell any Conversion Shares to any person that would knowingly result in that person, together with such person’s affiliates and associates, owning, controlling or otherwise having any beneficial ownership interest representing in the aggregate 5% or more of the then outstanding shares of the Company’s common stock. GBH also has agreed not to distribute or sell any Conversion Shares to ETFS, GT or any of their affiliates, associates or any Group (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as defined in Rule 13d-5 thereunder) formed by the foregoing persons.

•

Registration Rights. Any time from the later of the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 and August 15, 2023 (the “First Filing Date”) until the fifth anniversary of such date, GBH may request that the Company prepare and file a registration statement covering the resale of the Conversion Shares. In addition, from and after the First Filing Date, GBH may request to sell all or any portion of the Conversion Shares pursuant to specified block trades, underwritten shelf takedowns and other private placements, in each case, subject to and in accordance with the limitations set forth in the Investor Rights Agreement. Under the Investor Rights Agreement, GBH is also entitled to certain “piggyback” registration rights in connection with certain underwritten offerings of the Company’s common stock by the Company.

•

Amendment to Certificate of Incorporation or Certificate of Designations. For so long as GBH holds the Conversion Shares, the Company will not amend its certificate of incorporation or the Certificate of Designations (as defined below) in any manner materially adverse to GBH without the written consent of GBH.

The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Investor Rights Agreement, which is attached hereto as Exhibit 4.1 and is incorporated by reference in its entirety.

Amendment to Stockholder Rights Agreement

The information set forth under “Item 3.03 Material Modification to Rights of Security Holders” of this Current Report on Form 8-K with respect to the entry into Amendment 2 to the Stockholder Rights Agreement (as described below) is incorporated into this Item 1.01 by reference in its entirety.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained under “SPA Agreement” with respect to the Series C Preferred Shares in Item 1.01 above is incorporated by reference into this Item 3.02. The Series C Preferred Shares were sold in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder.

Item 3.03	Material Modification to Rights of Security Holders.

The Company entered into an amendment, effective as of May 10, 2023 (“Amendment 2”), to the Stockholder Rights Agreement, dated as of March 17, 2023 (the “Stockholder Rights Agreement”), between the Company and Continental Stock Transfer & Trust Company, as Rights Agent, as amended by Amendment No. 1 thereto, dated as of May 4, 2023. Amendment 2 amends the Stockholder Rights Agreement by amending the definition of “Acquiring Person” in Section 1(a) of the Stockholder Rights Agreement to provide that the parties to the SPA Agreement will not be deemed to be an “Acquiring Person” solely by virtue of, or as a result of, the parties’ entry into the SPA Agreement, the issuance of the Series C Preferred Shares to GBH, and the performance or consummation of any of the other transactions contemplated by the SPA Agreement, among other conditions, under the terms and conditions set forth in Amendment 2.

The foregoing description of Amendment 2 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment 2, which is attached hereto as Exhibit 4.2 and is incorporated by reference in its entirety.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the SPA Agreement, on May 10, 2023, the Company filed a Certificate of Designations of Series C Non-Voting Convertible Preferred Stock (the “Certificate of Designations”) with the Delaware Secretary of State establishing the rights, preferences and limitations relating to the Series C Preferred Shares. The Series C Preferred Shares are intended to provide GBH with economic rights equivalent to the Company’s common stock on an as converted basis. The Series C Preferred Shares have no voting rights, are not transferrable other than to an affiliate of GBH, the Company or an affiliate of the Company, and have the same priority with regard to dividends, distributions and payments as the common stock and the Series A non-voting convertible preferred stock.

In connection with the Transaction, the Company issued 13,087 Series C Preferred Shares, which are convertible into an aggregate of 13,087,000 shares of common stock, subject to certain restrictions described in this Item 5.03 and above under the heading “Item 1.01 Entry Into a Material Definitive Agreement – Investor Rights Agreement.”

Restrictions on Conversion of Series C Preferred Shares

The Series C Preferred Shares are convertible into 13,087,000 shares of the Company’s common stock, subject to the following restrictions:

•

Conversion only in Connection with Sales. Each Series C Preferred Share is convertible only in connection with the sale of all or any portion of the Company’s common stock on an arms-length basis by a holder of such Series C Preferred Shares to a bona fide third-party purchaser, pursuant to (i) an effective registration statement under the Securities Act or (ii) an exemption from registration under the Securities Act, provided any such sale is conditioned on the terms of the Investor Rights Agreement and the execution and delivery of documents as reasonably necessary to effectuate such sale.

•

Limitation on Beneficial Ownership. As described in the Certificate of Designations, the Company will not issue, and GBH will not have the right to require the Company to issue, any shares of common stock upon conversion of the Series C Preferred Shares if, as a result of such conversion, GBH (together with its affiliates and certain attributable parties) would beneficially own in excess of 4.99% of the shares of the Company’s common stock outstanding immediately after giving effect to such conversion.

•

Exchange Cap. As described in the Certificate of Designations, the Company will not issue any shares of common stock upon conversion of the Series C Preferred Shares if the issuance would exceed the aggregate number of shares of common stock that the Company may issue without breaching its obligations under the rules of the New York Stock Exchange, unless the Company obtains stockholder approval for the issuance of the Company’s common stock upon conversion of the Series C Preferred Shares in excess of such amount.

The foregoing description of the Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designations, which is attached hereto as Exhibit 3.1 and is incorporated by reference in its entirety.

Item 7.01	Regulation FD Disclosure.

Presentation

Presentation materials concerning the Transaction, which will be available on the Company’s investor relations website at https://ir.wisdomtree.com, are attached hereto as Exhibit 99.1 and are incorporated herein by reference in their entirety.

Press Release

On May 10, 2023, the Company issued a press release announcing the closing of the Transaction, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference in its entirety.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under that Section and shall not be deemed incorporated by reference into any filing under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Designations of Series C Non-Voting Convertible Preferred Stock of WisdomTree, Inc.

4.1*	Investor Rights Agreement, dated as of May 10, 2023, by and between WisdomTree, Inc. and Gold Bullion Holdings (Jersey) Limited

4.2	Amendment No. 2, dated as of May 10, 2023, to Stockholder Rights Agreement, dated as of March 17, 2023, between WisdomTree, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent

10.1*	Sale, Purchase and Assignment Deed, dated as of May 10, 2023, by and between WisdomTree, Inc., WisdomTree International Holdings Ltd, Electra Target HoldCo Limited, ETFS Capital Limited, World Gold Council, Gold Bullion Holdings (Jersey) Limited, Rodber Investments Limited and Graham Tuckwell

99.1	Presentation, dated May 10, 2023

99.2	Press Release, dated May 10, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and exhibits to these Exhibits have been omitted in accordance with Item 601 of Regulation S-K. The Company agrees to furnish supplementally a copy of all omitted schedules and exhibits to the Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WisdomTree, Inc.

May 10, 2023	By:	/s/ Marci Frankenthaler
Marci Frankenthaler
Chief Legal Officer and Secretary